UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2012

ESB Financial Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	0-19345	25-1659846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Lawrence Avenue, Ellwood City, Pennsylvania		16117
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (724) 758-5584

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On November 20, 2012, the boards of directors of ESB Financial Corporation (the “Company”) and ESB Bank (the “Bank”) approved the amendment and restatement of the following agreements:

•	the Company’s and the Bank’s employment agreements entered into with Charlotte A. Zuschlag, President and Chief Executive Officer of the Company and the Bank;

•

the change in control severance agreements entered into among the Company, the Bank and each of the following Group Senior Vice Presidents of the Company: Charles P. Evanoski, Frank D. Martz, and Todd F. Palkovich; and

•	the change in control severance agreements entered into among the Company, the Bank and certain Senior Vice Presidents of the Company and the Bank, including Richard E. Canonge.

Pursuant to the amended and restated employment agreement between ESB Bank and Charlotte Zuschlag, dated November 20, 2012, the Bank agreed to employ Ms. Zuschlag as President and Chief Executive Officer for a term ending three years after December 1, 2012, with a current base salary of $538,725. Such salary may be increased at the discretion of the board of directors of ESB Bank but may not be decreased during the term of the agreement without the prior written consent of Ms. Zuschlag. On an annual basis, the board of directors of ESB Bank considers whether to renew the employment agreement for an additional year. The employment agreement is terminable with or without cause by ESB Bank. The employment agreement provides that in the event of an involuntary termination of employment without cause (including a termination by Ms. Zuschlag for “good reason,” which includes a material change in her position, salary or duties without her consent), Ms. Zuschlag would be entitled to (1) an amount of cash severance which is equal to three times her average annual compensation, as defined, over the most recent three years preceding the year in which the date of termination occurs, (2) continued participation in certain insurance plans of the Bank, including medical, dental, life and disability insurance plans, at no cost to her until the earlier of 36 months or the date she receives substantially similar benefits from full-time employment by another employer, (3) if Ms. Zuschlag is still receiving medical and dental coverage after the end of the 36 month period referred to in clause (2), then she would be entitled to continued medical and dental coverage until the earlier of Ms. Zuschlag’s death or the date Ms. Zuschlag receives medical and dental coverage from a subsequent employer substantially similar to the coverage provided by the Bank, provided however, Ms. Zuschlag shall pay the employee share of the costs of such coverage provided pursuant to this clause (3) to the same extent as if she were still an employee, and (4) a lump sum cash payment equal to the projected cost of providing Ms. Zuschlag with benefits for a period of three years pursuant to any other employee benefit plans, programs or arrangements in which she was entitled to participate, excluding retirement plans, stock compensation plans and cash compensation plans. In the event Ms. Zuschlag’s continued

participation in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Internal Revenue Code (the “Code”), or if any such group insurance plan is discontinued, then the Bank shall either (1) provide substantially similar benefits under an alternative plan or (2) pay a lump sum cash amount to Ms. Zuschlag equal to the projected cost of providing continued coverage to Ms. Zuschlag until her projected date of death in the case of medical and dental coverage and until the three-year anniversary of her date of termination in the case of all other insurance plans. The employment agreement with ESB Bank provides that in the event any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the minimum amount necessary to result in no portion of the payments and benefits being non-deductible by ESB Bank for federal income tax purposes. Parachute payments generally are payments in excess of three times the base amount, which is defined to mean the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred. Recipients of parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.

The Company also entered into an amended and restated employment agreement with Ms. Zuschlag on November 20, 2012 to serve on terms substantially similar to the agreement entered into with ESB Bank, except as provided below. Ms. Zuschlag’s compensation, benefits and expenses are paid by the Company and ESB Bank in the same proportion as the time and services actually expended by her on behalf of each company. However, the agreement with the Company provides that severance payments payable to Ms. Zuschlag by the Company shall (1) include the amount by which the severance benefits payable by ESB Bank are reduced by her employment agreement with the Bank to avoid having the Bank make parachute payments under Section 280G of the Code, and (2) not be subject to reduction in the event of a change in control as are the amounts payable by ESB Bank. As a result, the severance benefits payable by the Company may constitute “parachute payments” under Section 280G of the Code. In addition, the agreement with the Company provides that the Company shall reimburse Ms. Zuschlag for any resulting excise taxes payable by her, plus such additional amount as may be necessary to compensate her for the payment of federal, state and local income, excise and other employment-related taxes on the additional payments.

The amended and restated change in control agreements for Group Senior Vice Presidents entered into by the Company and the Bank on November 20, 2012 with Messrs. Evanoski, Martz and Palkovich are intended to assist the Company and the Bank in maintaining a stable and competent management base. The agreements provide for a term ending three years after December 1, 2012, and subject to satisfactory performance reviews, among other things, the term shall be extended on each anniversary of December 1 for an additional year so that the remaining term will be three years as of the annual renewal date, unless either the boards of directors of the employers or the executive provides contrary written notice to the other not less than 30 days in advance of such anniversary date. The agreements are automatically extended for an additional one year upon a change in control, as defined. The agreements provide that in the event of an involuntary termination of employment without cause (including a termination by the executive for “good reason,” which includes a material change in the executive’s position, salary or duties without his consent), the executive would be entitled to (1) an amount of cash severance which is equal to three times his average annual compensation, as defined, over the most recent three years preceding the year in which the date of termination occurs, (2) continued participation in certain insurance plans of the employers, including medical, dental, life and disability insurance plans, at no cost to the executive until the earlier of 36 months or the date the executive receives substantially similar benefits from full-time employment by another employer, (3) if the executive is still receiving medical and dental coverage after the end of the 36 month period referred to in clause (2), then he would be entitled to continued medical and dental coverage until the earlier of his death, the date on which he becomes eligible to receive benefits under Medicare or the date he receives medical and dental coverage from a subsequent employer substantially similar to the coverage provided by the Bank, provided however, the executive shall pay the employee share of the costs of such coverage provided pursuant to this clause (3) to the same extent as if he were still an employee, and (4) a lump sum cash payment equal to the projected cost of providing the executive with benefits for a period of three years pursuant to any other employee benefit plans, programs or arrangements in which he was entitled to participate, excluding retirement plans, stock compensation plans and cash compensation pans. In the event the executive’s continued participation in any group insurance plan is barred or would trigger the payment of an excise tax under Section 4980D of the Code, or if any such group insurance plan is discontinued, then the Bank shall either (1) provide substantially similar benefits under an alternative plan or (2) pay a lump sum cash amount to the executive equal to the projected cost of providing continued coverage to the executive until his projected date of eligibility to receive benefits under Medicare in the case of medical and dental coverage and until the three-year anniversary of his date of termination in the case of all other insurance plans. The agreements provide that if any of the payments or benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Code, which would cause the executive to incur an excise tax under Section 4999 of the Code, then the Company shall reimburse the executive for any resulting excise taxes payable by him, plus such additional amount as may be necessary to compensate the executive for the payment of federal, state and local income, excise and other employment-related taxes on the additional payments.

The amended and restated change in control agreements for certain of the Company’s and the Bank’s Senior Vice Presidents entered into by the Company and the Bank on November 20, 2012 with Mr. Canonge are similar to the amended and restated change in control agreements for Group Senior Vice Presidents discussed above, except that the agreements with the Senior Vice Presidents provide for severance payments in the event that termination of employment or certain adverse actions are taken with respect to the executive’s employment within 24 months subsequent to a change in control in an amount equal to two times the respective executive’s annual compensation, as defined, and provide for continued benefits for only 24 months. In addition, the agreements provide that if any of the payments or benefits to be provided thereunder or otherwise upon termination of employment are deemed to constitute a “parachute payment” within the meaning of Section 280G of the Code, then the payments and benefits shall be reduced by the minimum amount necessary so that no excise taxes are triggered under Section 4999 of the Code.

For additional information, reference is made to the amended and restated employment agreements and amended and restated change in control agreements included as Exhibits 10.1 through 10.4 hereto, which are incorporated herein by reference

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are included herewith.

Number	Description

10.1	Amended and Restated Employment Agreement, dated November 20, 2012, between ESB Financial Corporation and Charlotte A. Zuschlag

10.2	Amended and Restated Employment Agreement, dated November 20, 2012, between ESB Bank and Charlotte A. Zuschlag

10.3	Form of Amended and Restated Change in Control Agreement, dated November 20, 2012, among ESB Financial Corporation, ESB Bank and each of the Company’s Group Senior Vice Presidents (Charles P. Evanoski, Frank D. Martz and Todd F. Palkovich)

10.4	Form of Amended and Restated Change in Control Agreement, dated November 20, 2012, among ESB Financial Corporation, ESB Bank and certain of the Company’s Senior Vice Presidents, including Richard E. Canonge

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ESB FINANCIAL CORPORATION

Date: November 21, 2012	By:	/s/ Charlotte A. Zuschlag
		Name:	Charlotte A. Zuschlag
		Title:	President and Chief Executive Officer